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DETAILED RESPONSE TO LEVIN & WEISER SHAREHOLDER LETTER


     Many of our shareholders recently received a letter from a law firm representing two former registered representatives of Montauk Financial who are seeking to discredit the management and Board of Directors of the firm and seize control. For the record, we would like to provide you with our response to these often false and misleading accusations.

     Some context and background information is crucial in understanding the reasons for this negative letter and its proponents. In 2002 and 2003, we raised $3.1 million through the issuance of convertible debentures to accredited investors which were sold through First Montauk Securities Corp. our broker/dealer subsidiary. Of the many registered representatives who participated in these offerings, about half of the total raised was sold by two registered representatives, Shlomo Eplboim and Michael Poutre of Eplboim Poutre & Co. ("Eplboim Poutre") who are no longer with First Montauk. Levin & Weiser, the Colorado law firm that sent the shareholders letter represents Eplboim Poutre. These two former registered representatives have approached management on behalf of a group of their clients in an attempt to buy the firm and take control. We believe that the actions of Eplboim Poutre and possibly some of their clients are inconsistent with their legal obligations under the securities laws, and, as previously stated, we have notified the appropriate regulatory authorities and requested their intervention. In addition, Mr. Eplboim and Mr. Poutre each has outstanding loans to Montauk Financial Group that together total over $100,000 which we are pursuing in the appropriate legal forum.

     Levin & Weiser first communicated with our debenture holders in February 2005 under the guise of representing "a group of investors with holdings in First Montauk Financial Corp.". When directly confronted by our management, this law firm finally admitted that they did not represent any shareholders of First Montauk Financial, but rather the two former registered representatives who were asked to leave the firm in August 2004 and subsequently were permitted to resign from their next broker/dealer, J.P. Turner & Company because of their failure to follow internal corporate procedures. They are now affiliated with their third brokerage firm in less than one year. We ask that when evaluating the credibility of the information in the letter, you consider the source and the ulterior motives of the individuals behind the communication.

     Furthermore, you may be aware that a corporate entity named BMAC Corp. has filed a Form13d with the SEC. A Form 13d is filed by persons who have become the owners of 5% or more of a public company's shares. In its filing, BMAC stated, among other things, that it intended to seek management changes at First Montauk. It is our position that BMAC did not properly disclose the other members of its group, as required by law, and the transactions by which they have accumulated stock. Further, we have been provided with written documentation that Eplboim Poutre represents BMAC Corp as financial advisor.

Use Of The Offering Proceeds And Management Of Corporate Funds

     The proceeds of the two debenture offerings were used for general working capital of the company, as stated in each offering memorandum. The letter attempts to directly tie the proceeds of the offering to changes in executive compensation when, in fact there is no correlation. The changes in executive compensation were related to the appointment of Mr. Kurylak as the new president and chief operating officer, and new roles for Herbert Kurinsky and William Kurinsky. In fact our company has been profitable since the conclusion of the last offering, the funds that were raised in the offerings have served to substantially increase our capital base and are available to be used for the growth and development of the company. The writer's attempt to link these events is self serving and inaccurate.

Executive Compensation Was Fair And Reasonable

     Conspicuously absent from the discussion of executive compensation, was any mention of the salary that both Herbert Kurinsky and William J. Kurinsky voluntarily relinquished and to which they were entitled under their employment agreements during 2001, 2002 and 2003. That amount totaled over $415,000. They voluntarily reduced their contracted compensation in recognition of the difficulties facing the company during this period.

     The amount of executive compensation increased for 2004 because it included the salary for Victor K. Kurylak who joined the firm as President and COO in January 1, 2004. Although the letter implies that $750,000 was paid to Messrs.
Herbert  and  William  Kurinsky,   the  amount  noted  in  the  letter  included
compensation for Mr. Kurylak as the new president and chief operating officer. Here again these parties are attempting to mislead you into thinking that the $750,000 salary was paid solely to Herbert Kurinsky and William Kurinsky when in fact that is not the case.
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     The  bonus  awarded  to  Herbert   Kurinsky  by  the  board's   independent
compensation committee was based upon his relinquishing his role of President and CEO, receiving a reduction in his contracted salary and a shorter term of employment. In exchange for these concessions, the board awarded Herbert Kurinsky a bonus that was to be used exclusively for the repayment of loans and payment of taxes owed on the bonus. The loan was repaid simultaneously with the grant of the bonus, providing little cash benefit to Herbert Kurinsky and a manageable cash cost to the company. Contrary to the assertions in the letter, no debt was forgiven and all outstanding loans were repaid as of December 31, 2003.

     The bonus awarded to William Kurinsky, by the board's independent compensation committee, was based upon his promotion to the position of CEO. His bonus amount was also used to pay off a loan and payment of the taxes owed on the bonus. The loan was repaid simultaneously with the grant of the bonus, providing little cash benefit to William Kurinsky and a manageable cash cost to the company. Contrary to the assertions in the letter, no debt was forgiven and all outstanding loans were repaid as of December 31, 2003.

     The paragraph also contains a statement that "expenses for commissions and employee compensation accounted for $46.2 million, which is equal to roughly 79% of First Montauk's gross revenues for 2003" and that this is an "unacceptable figure in the financial services industry". To make such a statement without providing statistical data is both misleading and negligent. The language in the letter appears to reflect a total lack of understanding of our business. What the letter fails to explain is that the compensation includes commission expense for all registered representatives. The independent firm model, such as Montauk, inherently has a much higher payout structure (in which Eplboim Poutre participated) than traditional wire house firms, and as such, will have a much higher percentage of revenues attributable to commissions paid to reps. We believe that this fundamental lack of understanding of our business reflected in the letter, or at best, the utter lack of respect for the truth, should give you great pause in trusting these individuals with your company. Again, we believe that their sole purpose is to create anxiety in the marketplace and cause shareholders to sell their stock to them so they can take over the company.

Merger With Olympic Cascade

     The group who has sent the letter is apparently seeking to block the merger with Olympic Cascade, not because the transaction is bad for the company or its shareholders, but because it interferes with the groups stated objective of taking control of the company. National Securities, Olympics broker-dealer subsidiary, like First Montauk and all brokerage firms, is subject to regulatory sanctions when it runs afoul of the regulations. The delisting of Olympic's stock from the American Stock Exchange had nothing to do with any broker-dealer net capital issues. Rather, Olympic was not in compliance with the AMEX listing standards for minimum shareholder equity. The delisting of Olympic's stock from the American Stock Exchange and other events related to Olympic and disparaged in the group's letter were events which were considered during our merger negotiations, and does not impact the value of the merger to our shareholders. In fact we believe that the combined entity will increase shareholder value and provide additional products and services to our reps. Furthermore, there is a substantial amount of additional information regarding the proposed merger which will be provided to all shareholders in a proxy statement. The transaction can only proceed with the affirmative approval of a majority of our shareholders and regulatory approval. We will be filing a complete proxy statement detailing the material terms of the transaction, as well as the Board's reasons for the transaction in the near future. WE ARE NOT SEEKING ANY PROXY FROM YOU AT THIS TIME.

Preferred Stock Dividends


     The company has a Series A Preferred Stock which provides for the payment of 6% cash dividend as and when declared by the board of directors. From 1999 until June 2003, the company declared and paid each and every quarterly dividend. For the period from July 2003 to the present, the company has had the cash available to make the dividend payments, but is legally prohibited from doing so because of restrictions under New Jersey corporate law, as it relates to stockholders equity. In our view it is completely false to suggest that executive compensation had any bearing or relationship to the non-payment of dividends. Additionally, upon the consummation of the merger with Olympic Cascade, the combined company's balance sheet will contain positive stockholders' equity, which will then permit the company to declare and pay all accrued and unpaid Series A Preferred dividends. This was specifically stipulated in the recently signed merger agreement. Contrary to the assertions in the letter, the company did not have a choice to pay the Series A preferred dividends or use the money for some other purposes. The Company was and still is legally prohibited under New Jersey law from paying these dividends. The Company has always paid and continues to pay interest on time on our outstanding debentures. Now that the balance sheet reflects positive shareholder equity, the company intends to declare and pay all outstanding Series A preferred dividends, including those that were missed due to the legal prohibition.


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Management Changes

     The management changes that are described in the letter were put into place in early 2005 in order to better prepare our firm for the challenges that lay ahead. In addition, the proposed merger had always contemplated certain changes in senior management to ensure a successful integration of members of both companies' management teams into the combined entity. A merger of firms in our industry can only be successful if the management team reflects the business interests of the financial professionals that are the firm's revenue generators. The recent management changes at First Montauk reflect that commitment, even to the financial detriment of certain individuals. Mr. William Kurinsky agreed to terminate his employment after many years of good service to the company, giving up substantial economic benefit to which he would have been entitled under his employment contract. He did so, opting to take certain compensation in stock, rather than in cash, in order to not burden the company with a substantial cash payment, and align himself with the interests of all of the shareholders. Mr. Kurisnky's actions reflected a concern for shareholders, unlike the self-interest of the dissident group.

The Board Of Directors

     Here again the letter misstates several important facts. The current composition of the board of directors of First Montauk Financial Corp. is Herbert Kurinsky, William J. Kurinsky, Norma Doxey, Ward Jones, and Barry Shapiro. Both Messers. Jones and Shapiro are "independent" directors, not otherwise connected to the company, and make up the compensation committee that must approve all executive compensation.

     In conclusion, we ask that you consider the source and motives of the individuals seeking to discredit our board and management team at a time when we have returned the company to profitability and increased share price. We recognize our obligation to you, the shareholder, and pledge to continue on the course of profitability and increased shareholder value. If you wish to obtain more current information about the company, we recommend that you review our publicly filed reports, which can be found on our web site, www.montaukfinancial.com or the web site of the SEC at www.sec.gov. You may also call us at any time at 800-876-3672 if you have any questions and concerns. We appreciate your continued support.















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